Exhibit 21.1

              RYAN'S FAMILY STEAK HOUSES, INC.

                 SUBSIDIARIES OF THE COMPANY

                    AS OF MARCH 27, 1998

                              Jurisdiction of     % of Stock
Name of Subsidiary            Incorporation     Owned by Parent     Status

1.  Big R Procurement
    Company, Inc.                   DE              100%             Active

2.  Caliente Grille, Inc.           DE              100%             Active

3.  Italian Eateries, Inc.          DE              100%             Active

4.  L-1 Beverage Club, Inc.         TX              100%             Active

5.  Laredo Grill, Inc.              DE              100%             Active

6.  Ryan's Family Steak
    Houses East, Inc.               DE              100%             Active

7.  Ryan's Properties, Inc.         DE              100%             Active

8.  Ry-Tex Beverage Corporation     TX              100%             Active

9.  Ryan's Capital Holding
    Corporation                     DE              100%             Inactive